Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--200, Defined Asset Funds (California, Michigan and New York Trusts):

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-64531 of our opinion dated March 2, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 8, 1998